Exhibit 5a

Administrative Address:
P.O. Box 5423
Annuity Investors Life	ORDER TICKET FOR VARIABLE	Cincinnati, Ohio 45201-5423
Insurance Company®	ACCOUNT C	(800) 789-6771
1.  OWNER/PARTICIPANT

	Primary Owner/Participant/Trust Name		E-mail Address:
Name			Sex ☐ M ☐ F	SSN	-		-
Address			Telephone	( ) -
City	State	Zip		Birthdate		/		/
Joint Owner (if applicable)
Name			Sex ☐ M ☐ F	SSN	-		-
Address			Telephone	( ) -
City	State	Zip		Birthdate		/		/
2. EMPLOYER INFORMATION

Employer		Tax ID#
Address	City	State	Zip
3. PROPOSED ANNUITANT (if other than Owner/Participant or if a Trust is an Owner)

Name	Sex ☐ M ☐ F	Birthdate	/	/		SSN	-		-
Address	City				State			Zip
4. CONTRACT INFORMATION

A.	Contract Name:	☐ [Short CDSC]	☐ [Flex Product]	☐ [No SC Product]	☐ [Bonus Product]	☐ [Group Product]
		[☐ Other (please specify):				]
B.	Optional Benefits:	☐[Enhanced Death Benefit Rider]		[☐ Other Riders/Endorsements]

C.	Purchase Payment(s):

☐ Initial Purchase Payment:	Amount $	(amount paid with this order ticket or rollover amount)

☐ Salary Reduction/Flexible Purchase Payment(s):
(For savings/checking account deductions, please complete the Request For Automated Premium Contributions form)
Periodic Payment Amount $	Projected Annual Purchase Payment $
First Payment Date:	Frequency:

D.	Tax Qualification:
	☐ Non-Qualified	☐ IRA	☐ Roth IRA	☐ SIMPLE IRA	☐ SEP IRA
	☐ TSA 403(b)	☐ Roth TSA 403(b)		☐ 457	☐ Other (please specify)

E.	Source of Tax-Qualified Contributions:

	☐ Employer	☐ Employee	☐ Both
☐ Other (please specify) :

F.	Replacement: If you live in [AL, AZ, CO, HI, IA, KY, LA, ME, MD, MS, MT, NH, NJ, NM, NC, OH, OR, RI, TX, UT, VT, VA or WV], answer # 1. If you live in any other state, answer # 2.
1.	Do you have any existing individual life insurance policies or individual annuity contracts currently in force with this Company or any other company? ☐ Yes ☐ No

If “Yes” to # 1, complete:
•	the Existing Insurance Statement/Certification form; and
•	the Notice Regarding Replacement of Life Insurance and Annuities.
Your agent must present and read the Notice to you unless you voluntarily waive this step.
2.	Will this contract replace or use cash values of any existing life insurance or annuity with this Company or any other company? (Not applicable to participants enrolled in a group contract that is part of an employer-sponsored plan.)
☐ Yes ☐ No If “Yes” to # 2, please provide company name and policy/contract #.

Company Name:	Policy/Contract #:

G.	Special Requests:

5. BENEFICIARY

Primary Beneficiary
Name				Relationship
Address			City		State	Zip
SSN	-	-		Share/Percentage			%
Name				Relationship
Address			City		State	Zip
SSN	-	-		Share/Percentage			%
Contingent Beneficiary
Name				Relationship
Address			City		State	Zip
SSN	-	-		Share/Percentage			%
Name				Relationship
Address			City		State	Zip
SSN	-	-		Share/Percentage			%
If additional space for designations is needed, please use the Special Request section. Percentages in the Primary
Beneficiary and the Contingent Beneficiary sections must each total 100%.
6. NOTICES (Please review the notice that applies in your state)
Arizona Residents: Upon written request, we will provide factual information within a reasonable time regarding the benefits and provisions of the Contract/Certificate. If for any reason you are not satisfied, you may return it within ten (10) days after the Contract/Certificate is delivered to you and we will refund the Purchase Payments, plus or minus any investment gains or losses on amounts allocated to the variable account, including any deduction for any sales charges or administrative fees, and (if applicable) less any bonus amounts credited to the Purchase Payments.
Arkansas, Kentucky, Louisiana, New Mexico and Tennessee Residents: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application/order ticket for insurance is guilty of a crime and may be subject to civil and criminal penalties.
Colorado Residents: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.
District of Columbia and Pennsylvania Residents: Any person who knowingly and with intent to defraud any insurance company or other person files an application/order ticket for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.
Florida Residents: Any person who knowingly, and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application/order ticket containing any false, incomplete or misleading information is guilty of a felony of the third degree.
Hawaii Residents: For your protection, Hawaii law requires you to be informed that presenting a fraudulent claim for payment of a loss or benefit is a crime punishable by fines or imprisonment, or both.
Maine, Virginia and Washington Residents: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.
New Jersey Residents: Any person who includes any false or misleading information on an application/order ticket for an insurance policy is subject to criminal and civil penalties.
Ohio and Oklahoma Residents: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application/order ticket or files a claim containing a false or deceptive statement is guilty of insurance fraud.

7. ALLOCATION ELECTIONS
Please indicate how you would like your initial Purchase Payment allocated, using whole percentages. Your allocation must total 100%. This allocation will be used for future Purchase Payments unless otherwise specified.
A.	Asset Allocation Model
Please note that 100% of the purchase payment will be allocated to the model selected below. If selecting a model, skip section 7B and go to section 8.

☐ Aggressive portfolio	☐ Moderately aggressive portfolio	☐ Moderate portfolio
☐ Moderately conservative portfolio	☐ Conservative portfolio
B.	Individual Subaccounts

Portfolios
[AIM Variable Insurance Funds]
%	[Capital Development Fund-Series II Shares]
%	[Core Equity Fund-Series I Shares]
%	[Financial Services Fund-Series I Shares]
%	[Global Heath Care Fund-Series I Shares]
%	[Government Securities Fund-Series II Shares]
%	[Mid Cap Core Equity Fund-Series II Shares]
%	[Small Cap Equity Fund-Series I Shares]
%	[Utilities Fund-Series II Shares]

[American Century Variable Portfolios ]
%	[Large Company Value Fund-Class II ]
%	[Mid Cap Value Fund-Class II ]
%	[Ultra® Fund-Class II ]
%	[VistaSM Fund-Class I ]

[Calamos® Advisors Trust]
%	[Calamos Growth and Income Portfolio]

[Davis Variable Account Fund, Inc.]
%	[Davis Value Portfolio]

%	[The Dreyfus Socially Responsible Growth Fund-SS]

%	[Dreyfus Stock Index Fund, Inc.-Service Shares]

[Dreyfus Investment Portfolio]
%	[MidCap Stock Portfolio-Service Shares]
%	[Technology Growth Portfolio-Initial Shares]

[Dreyfus Variable Investment Fund]
%	[Appreciation Portfolio-Service Shares]
%	[Money Market Portfolio]

[Financial Investors Variable Insurance Trust]
%	[Ibbotson Balanced ETF Asset Allocation-Class II]
%	[Ibbotson Conservative ETF Asset Allocation-Class II]
%	[Ibbotson Growth ETF Asset Allocation-Class II]
%	[Ibbotson Income/Growth ETF Asset Allocation-Class II]

[Franklin Templeton VIP Trust]
%	[Templeton Foreign Securities Fund-Class 2]

%	SUBTOTAL

Portfolios
[Janus Aspen Series]
%	[Balanced Portfolio-Service Shares]
%	[International Growth Portfolio-Service Shares]
%	[Large Cap Growth Portfolio-Service Shares]
%	[Mid Cap Growth Portfolio-Service Shares]
%	[INTECH Risk-Managed Core Portfolio-SS]

[Neuberger Berman Advisers Management Trust]
%	[Fasciano Portfolio-Class S]
%	[Guardian Portfolio-Class S]

[Oppenheimer Variable Account Funds ]
%	[Balanced Fund/VA-Service Shares]
%	[Capital Appreciation Fund/VA-Service Shares]
%	[Global Securities Fund/VA-Service Shares]
%	[Main Street Fund®/VA-Service Shares]
%	[Main Street Small Cap Fund/VA-Service Shares]

[PIMCO Variable Insurance Trust ]
%	[High Yield Portfolio-Administrative Class]
%	[Real Return Portfolio-Administrative Class]
%	[Total Return Portfolio-Administrative Class]

[Rydex Variable Trust]
%	[Sector Rotation Fund]

[Van Kampen Universal Institutional Funds, Inc.]
%	[Core Plus Fixed Income Portfolio-Class I]
%	[Mid Cap Growth Portfolio-Class I]
%	[U.S. Mid Cap Value Portfolio-Class I]
%	[U.S. Real Estate Portfolio-Class I]
%	[Value Portfolio-Class I]

[Wilshire Variable Insurance Trust]
%	[Wilshire 2010 Moderate Fund]
%	[Wilshire 2015 Moderate Fund]
%	[Wilshire 2025 Moderate Fund]
%	[Wilshire 2035 Moderate Fund]
%	[Wilshire 2045 Moderate Fund]

[FIXED ACCOUNT OPTIONS]
%	[Fixed Accumulation Account*]

%	SUBTOTAL

Combined subtotals must equal 100%.
[* Not available for XXX product]

8. PORTFOLIO REBALANCING
(Minimum Account Value required to activate Portfolio Rebalancing is $10,000.
Portfolio Rebalancing is not available in conjunction with Dollar Cost Averaging. Portfolio Rebalancing may not be available in conjunction with other optional systematic transfer options.)
Please read this option carefully to determine if it is appropriate for you.
                    Initial here to activate Portfolio Rebalancing. If this option is selected, the Owner/Participant’s Account Value will be automatically rebalanced to maintain the allocation percentage levels as indicated in the Allocation Instructions on page three of this form. Portfolio Rebalancing will occur on the last valuation date of each calendar quarter. If Portfolio Rebalancing is selected, the total value of all subaccounts will be included in the rebalancing process.
9. SYSTEMATIC PROGRAMS
Dollar Cost Averaging and Interest Sweep programs are available. To enroll in either of these programs please complete the Account Service Options form.
10. CONSENT TO DELIVERY IN ELECTRONIC MEDIA
                     By initialing here, you acknowledge receipt of the applicable variable annuity prospectus in electronic format and consent to the delivery of any prospectus, supplement thereto, statement of additional information or other information required to be furnished to contract owners in electronic format where available. Electronically formatted documents will be in Portable Document Format (PDF) at the Annuity Investors Life Insurance Company® web site, www.GAFRI.com. Adobe Acrobat® Reader software is needed to view and print PDF files, and can be downloaded free of charge at www.adobe.com. Current versions of these documents will be made continuously available, and notice of material amendments will be mailed to your address of record via U.S. Mail. You may incur costs for using your Internet Service Provider, but there is no charge to access the GAFRI web site. Contact Annuity Investors® Life any time at (800) 789-6771 to update your personal information, to receive without charge a paper copy of any document delivered in electronic format or to revoke your consent to delivery in electronic media.
11. AGREEMENT
I agree that the statements and answers provided are true and complete to the best of my knowledge and belief. I have read and understand each of the statements and answers on this form. The Contract (or Certificate) I am purchasing is suitable for my investment objectives and financial situation. I ACKNOWLEDGE RECEIPT OF A CURRENT PROSPECTUS. I UNDERSTAND THAT ALL VALUES INCLUDING THE DEATH BENEFIT, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT.
     Please initial here if you wish to give the registered representative identified below authorization to make                      transfers transfers on your behalf and at your direction, on this Contract (Certificate).

Signed at (City)	(State)	Date

Owner’s/Participant’s Signature

Joint Owner’s Signature (if applicable)

12. AGENT’S STATEMENT
To the best of my knowledge, the annuity being purchased ☐ is ☐ is not intended to replace or use cash values of any existing life insurance or annuity with this or any other company. If the annuity being purchased is intended to replace or use cash values of any existing life insurance or annuity with this or any other company, please:
•	read the appropriate replacement forms to the purchaser(s);

•	complete the appropriate replacement forms; and

•	if applicable in your state, complete the Existing Insurance Statement/Certification form.
If the Contract applied for replaces any existing life insurance or annuity with this or any other company, I attest that I have reviewed the potential advantages and disadvantages of the proposed transaction.

Agent Name (please print)

Agent’s Signature		Date

Name of Broker/Dealer Firm		Brokerage Account #

Agent #	Agent State License ID #	Agent Phone #

13. FOR AGENT USE ONLY
[ ☐ NT      ☐ T1       ☐ T2      ☐ T3      ☐ T4]
Annuity Investors Life Insurance Company® is a subsidiary of:

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